Exhibit 4.7

U.S. PLEDGE AGREEMENT

     THIS U.S. PLEDGE AGREEMENT (this “Agreement”) dated as of December 21, 2001 is among THE MIDDLEBY CORPORATION (the “Parent”), MIDDLEBY MARSHALL INC. (the “Borrower”), each subsidiary of the Borrower from time to time party hereto (together with the Parent and the Borrower, individually each a “Pledgor” and collectively, the “Pledgors”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below) for the Lenders (as defined below).

W I T N E S S E T H:

     WHEREAS, the Parent, the Borrower, various financial institutions (the “Lenders”) and Bank of America, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of December 21, 2001 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

     WHEREAS, the Parent has guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to the guaranty of the Parent set forth in Section 13 of the Credit Agreement (the “Parent Guaranty”), and each other Pledgor other than the Borrower has guaranteed all of the obligations of the Borrower under or in connection with the Credit Agreement and certain hedging obligations pursuant to a Subsidiary Guaranty dated as of December 21, 2001 (the “Subsidiary Guaranty”);

     WHEREAS, each Pledgor will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement; and

     WHEREAS, the obligations of Borrower and the Parent under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and the obligation of each other Pledgor under the Subsidiary Guaranty are to be secured pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. When used herein, (a) the capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

     Administrative Agent — see the recitals.

     Agreement — see the introductory paragraph.

     Bank of America — see the introductory paragraph.

     Borrower — see the introductory paragraph.

     Collateral — see Section 2.

     Costs and Expenses means, with respect to any Pledgor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) such Pledgor’s execution, delivery and performance of this Agreement, (ii) protecting, preserving or maintaining any Collateral of such Pledgor, (iii) collecting the Liabilities of such Pledgor and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Pledgor.

     Credit Agreement — see the recitals.

     Default means the occurrence of any of the following events: (i) any Unmatured Event of Default with respect to the Parent or the Borrower under Section 12.1.3 of the Credit Agreement, (ii) any Event of Default or (iii) any warranty of any Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the Collateral is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

     Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

     Lender Party means each Lender and any Affiliate of a Lender which is a party to a Hedging Agreement with the Borrower.

     Lenders — see the recitals.

     Liabilities means, (a) with respect to the Borrower, (i) all obligations of the Borrower under or in connection with the Credit Agreement or any other Loan Document (including this Agreement) and (ii) all Hedging Obligations of the Borrower to any Lender Party, (b) with respect to the Parent, all obligations of the Parent under or in connection with the Credit Agreement or any other Loan Document (including this Agreement) and (c) with respect to any other Pledgor, all obligations of such Pledgor under or in connection with the Subsidiary Guaranty, as the same may be amended, modified, extended or renewed from time to time.

     Parent — see the recitals.

     Parent Guaranty — see the recitals.

     Pledgor — see the introductory paragraph.

     Subsidiary Guaranty — see the recitals.

     2. Pledge. As security for the payment of all Liabilities, each Pledgor hereby pledges to the Administrative Agent for the benefit of the Lender Parties, and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of the following:

1. All of the shares of stock and other securities described in Schedule I opposite the name of such Pledgor, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

2. All additional shares of stock of any of the Issuers listed in Schedule I opposite the name of such Pledgor at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

3. All other property hereafter delivered to the Administrative Agent by such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

4. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

     Each Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends or payments which such Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of such Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

     3. Warranties; Further Assurances. Each Pledgor warrants to the Administrative Agent, as to its Collateral, for the benefit of each Lender Party that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Pledgor’s Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than (i) the security interest created hereunder and (ii) inchoate tax and ERISA liens; (b) to the extent such Pledgor’s Collateral is represented by certificated securities, the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in such Collateral in favor of the Administrative Agent; (c) all shares of stock referred to in Schedule I opposite the name of such Pledgor are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears in Schedule I opposite the name of such Pledgor, such Pledgor’s Collateral represents on the date hereof not less than the applicable percent (as shown in Schedule I) of the total shares of capital stock issued and outstanding of such Issuer; and (e) as of the date hereof, the information contained in Schedule I opposite the name of such Pledgor is true and accurate in all respects.

     So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Lender Party with respect to the creation of any Liabilities, each Pledgor (i) shall not, except as permitted by the Credit Agreement or with the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder; (ii) shall deliver such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in such Pledgor’s Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities (and by its signature hereto, such Pledgor authorizes the Administrative Agent to file any financing statements without the signature of such Pledgor); (iii) will execute and deliver to the Administrative Agent such stock powers and similar documents relating to such Pledgor’s Collateral, reasonably satisfactory in form and substance to the Administrative Agent, as the Administrative Agent may reasonably request; and (iv) will furnish the Administrative Agent or any Lender Party such information concerning such Pledgor’s Collateral as the Administrative Agent or such Lender Party may from time to time reasonably request, and will permit the Administrative Agent or any Lender Party or any designee of the Administrative Agent or such Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to such Pledgor’s Collateral, and will, upon request of the Administrative Agent at any time when a Default has occurred and is continuing, deliver to the Administrative Agent all of such records and papers.

     4. Holding in Name of Administrative Agent, etc. The Administrative Agent may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgors, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of any Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

5. Voting Rights, Dividends, etc. (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Administrative Agent has not given the notice referred to in paragraph (b) below:

1. The Pledgors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgors of stock purchase or subscription rights may be made only from funds of the Pledgors not comprising part of the Collateral required to be delivered to the Administrative Agent hereunder) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Loan Document.

2. The Pledgors shall be entitled to receive and retain any and all lawful dividends and other payments payable in respect of the Collateral which are paid in cash by any Issuer if such dividends and other payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

3. The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and payments which it is authorized to retain pursuant to clause (B) above.

     (b) Upon notice from the Administrative Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments. Any and all money and other property paid over to or received by the Administrative Agent pursuant to this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

     6. Remedies. During the existence of a Default, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, during the existence of a Default the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of any Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of Costs and Expenses, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Pledgor or as a court of competent jurisdiction shall direct).

     The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7. General. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

     No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases and other documents reasonably necessary for the release of Liens created hereby on such Collateral.

     This Agreement shall remain in full force and effect until all Liabilities have been paid in full (other than contingent indemnification liabilities not yet due and payable) and all Commitments have terminated. Upon any such termination, the Administrative Agent will, upon any Pledgor’s request and at such Pledgor’s sole expense, (i) deliver to such Pledgor, without any representation, warranty or recourse of any kind whatsoever (other than that there are no security interests, liens or encumbrances in favor of the Administrative Agent), all of such Pledgor’s Collateral (including stock powers and other documents) held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby.

     All obligations of the Pledgors and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

     THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown opposite its signature hereto or at such other address as such party may, by written notice to the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of receipt; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

     This Agreement shall be binding upon the Pledgors and the Administrative Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of each Pledgor and the Administrative Agent and the successors and assigns of the Administrative Agent.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Agreement, together with a supplement to Schedule I hereto setting forth all relevant information with respect to such party as of the date of delivery, whereupon Schedule I hereto shall be deemed to be amended automatically to incorporate such information. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH PLEDGOR SET ACROSS FROM ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICE HEREUNDER), OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF EACH PLEDGOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

MIDDLEBY MARSHALL INC.
THE MIDDLEBY CORPORATION
G.S. BLODGETT CORPORATION
BLODGETT HOLDINGS INC.

By:
Name Printed:
Title:

Address:
1400 Toastmaster Drive
Elgin, Illinois 60120
Attention: David B. Baker
Facsimile: (847) 741-1689

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name Printed:
Title:

Address:
231 South LaSalle Street
Chicago, IL 60697
Attention: David A. Johanson
Facsimile: (312) 974-9102

Signature page for the U.S. Pledge Agreement dated as of December 21, 2001 among The Middleby Corporation, Middleby Marshall Inc. (the “Borrower”), various subsidiaries of the Borrower and Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of December 21, 2001 with the Borrower and various other parties.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[SUBSIDIARY]

By:
Name Printed:
Title:

SCHEDULE I TO PLEDGE AGREEMENT

STOCK

Pledgor	Issuer	Certificate #	# of Pledged Shares	# of Shares Issued and Outstanding	Pledged Shares as % of Total Shares of Issuer Outstanding
The Middleby Corporation	Middleby Marshall Inc.	7	100,000	100,000	100%
The Middleby Corporation	Middleby Marshall Inc.	5	1,000,000	1,000,000	100%
Middleby Marshall Inc.	Blodgett Holdings Inc.	16	2,710,000	2,710,000	100%
Middleby Marshall Inc.	Middleby Worldwide Corporation	16	4,387	4,387	100%
Blodgett Holdings Inc.	G. S. Blodgett Corporation	142	10	10	100%
G. S. Blodgett Corporation	Pitco Frialator, Inc.	3	1,000	1,000	100%
G. S. Blodgett Corporation	MagiKitch’n Inc.	3	10,000	10,000	100%
G. S. Blodgett Corporation	Cloverleaf Properties, Inc.	4	15,000	15,000	100%